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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


                                 March 18, 2002
                        (Date of earliest event reported)








                              WESTWOOD CORPORATION
             (Exact name of Registrant as specified in its charter)


         Nevada                      0-19381                    87-0430944
(State of Incorporation)      (Commission File No.)           (IRS Employer
                                                          Identification Number

                             12402 East 60th Street
                              Tulsa, Oklahoma 74146
                    (Address of principal executive offices)



                                 (918) 250-4411
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address if changed since last report)


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Item 5.           Other Events.
                  -------------

         On September 27, 2001, Registrant announced the receipt of a new contract award for its subsidiary, MCII Electric Company, Inc. ("MCII") for the follow on award of 30 and 60 kilowatt tactical quiet generators ("TQGs"). The award specified a six-year term with an estimated value of $156,000,000. The award was not expected to impact the Registrant's results of operations until fiscal year 2004, which ends on March 31, 2004.

         In response to an October 2001 protest filed by a competing concern at the United States General Accounting Office (GAO), and over the objections of MCII, the United States Army announced in December 2001 that it would take "corrective action" concerning the procurement which resulted in the award to MCII. The GAO dismissed the protest in light of the Army's action. On January 29, 2002, the Army amended the solicitation and requested a submission of revised proposals, including new price proposals. On January 31, 2002, MCII filed an action in the United States Court of Federal Claims in Washington, D.C., for declaratory and injunctive relief from the Army's decision to take corrective action. MCII asserted that the "corrective action" was unnecessary or, at a minimum, overbroad. MCII also sought preliminary and injunctive relief to enjoin the United States Army from re-opening the competition.

         On March 18, 2002, Chief Judge Lawrence M. Baskir issued the Court's Opinion and Order enjoining the Army from re-opening the competition, having determined that resolicitation of the TQG procurement was unwarranted. The Order indicated that the Army could perform a re-evaluation limited to the performance risk criteria, but held that the submission of new proposals, including but not limited to price proposals, was not reasonable. Subsequent to the Court's Order, the Army has indicated that it will perform a re-evaluation of performance risk but will not re-open the competition. The Army has not indicated a timetable for the completion of its re-evaluation. The TQG contract remains suspended pending the re-evaluation. It is the position of MCII that any such re-evaluation should not affect the Army's original decision that MCII was the best value offeror, therefore deserving the contract award.

         On March 20, 2002, the protester in the original GAO protest filed a request with the GAO that its protest be reinstated and heard on the merits. It is MCII's position that the request should be dismissed in its entirety based on the res judicata effect of the Court decision and/or on the basis of untimeliness.

         Certain matters discussed in this report include forward-looking statements. Although the Registrant believes such forward-looking statements are based on reasonable assumptions, no assurance can be given that every objective will be reached. Such statements are made in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

         As required by such Act, the Registrant hereby identifies the following important factors that could cause actual results to differ materially from any results projected, forecasted, estimated or budgeted by the Registrant in forward-looking statements: (i) risks and uncertainties impacting the Registrant as a whole related to changes in general economic conditions in the United States; the availability and cost of capital; changes in laws and regulations to which the

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Registrant is subject, including tax, environmental and employment laws and regulations; the cost and effects of legal and administrative claims and proceedings against the Registrant or its subsidiaries or which may be brought against the Registrant or its subsidiaries; conditions of the capital markets utilized by the Registrant to access capital to finance operations; and, to the extent the Registrant increases its investments and activities abroad, such investments and activities will be subject to foreign economies, laws, and regulations; and (ii) for the Registrant's defense-related business, business conditions in the military and commercial industries served by the Registrant; the federal government's defense budgeting process; compliance with government contract and inspection programs; and other risk factors listed from time to time in the Registrant's reports with the Securities and Exchange Commission.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  WESTWOOD CORPORATION



                                  By:      /s/  Ernest H. McKee
                                     -------------------------------------------
                                        Ernest H. McKee, President and
                                            Chief Executive Officer

                                  By:      /s/  David L. Shepherd
                                     ------------------------------------------
                                        David L. Shepherd, Chief Financial
                                            Officer and Secretary/Treasurer

Date:    March 21, 2002

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